EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Three Months Ended,
                                                          March 31
                                                   1996             1995
                                                ----------       ----------
                                                (unaudited)      (unaudited)
PRIMARY EARNINGS PER SHARE:
Average shares outstanding                         8,643             8,579
Net effect of dilutive stock options and
 warrants - based on the treasury stock
 method using average market price                   323                62
                                                 -------           -------
                                                   8,966             8,641
                                                 -------           -------
                                                 -------           -------
Net income                                       $ 2,237           $ 1,708
                                                 -------           -------
                                                 -------           -------
Net income per share                                $.25              $.20
                                                 -------           -------
                                                 -------           -------

FULLY-DILUTED EARNINGS PER SHARE:
Average shares outstanding                         8,643             8,579
Net effect of dilutive stock options and
 warrants - based on the treasury stock
 method using closing market price                   323               144
                                                 -------           -------
                                                   8,966             8,723
                                                 -------           -------
                                                 -------           -------
Net income                                       $ 2,237           $ 1,708
                                                 -------           -------
                                                 -------           -------
Net income per share                                $.25              $.20
                                                 -------           -------
                                                 -------           -------
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                                     11